                                       FORM 8-K

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                    CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported): January 17, 1994




                             First Financial Corporation
                (Exact name of registrant as specified in its charter)




          Wisconsin                    0-11889             39-1471963
          (State or other            (Commission        (IRS Employer
          jurisdiction of            File Number)       Identification No.)
          incorporation)



          1305 Main Street
          Stevens Point, Wisconsin                               54481
          (Address of principal executive office)              (Zip Code)


          Registrant's telephone number, including area code: (715) 341-0400


                                   Not applicable
            (Former name or former address, if changed since last report)







          Item 5.   Other Events.

                    On January 17, 1994, First Financial Corporation, Stevens Point, Wisconsin ("FFC"), the holding company for First Financial Bank, FSB and First Financial - Port Savings Bank, FSB, issued an earnings release and other financial data for the quarter ended December 31, 1993, a copy of which is attached at Exhibit 28 hereto.


          Item 7.   Financial Statements and Exhibits.

                    (c) Exhibit 28: Earnings Release and other financial data of FFC.

                                      SIGNATURES



                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             FIRST FINANCIAL CORPORATION
                                             (Registrant)



                                             By   /s/ John C. Seramur
                                                 John C. Seramur
                                                 President and Chief
                                                   Executive Officer


          Dated:  January 17, 1994

                                    EXHIBIT INDEX



          EXHIBITS

             28          Earnings Release and other
                         financial data of FFC.

                                                  January 17, 1994


                                                  Ken Csinicsek
                                                  715-345-4602



               FIRST FINANCIAL CORPORATION (WI) REPORTS RECORD EARNINGS



          Stevens Point, Wisconsin, January 17, 1994... First Financial

          Corporation (FFHC-OTC) today reported record net income for the fourth quarter and for the fiscal year ended December 31, 1993.



          For the fourth quarter, the company reported net income of $13.2 million, or $.54 per share, up 45% from the $9.1 million, or $.38 per share, reported for the fourth quarter of 1992. For the year,

          net income was $45.2 million, or $1.88 per share, up 59% from

          $28.4 million, or $1.21 per share, for 1992 (prior to a change in accounting for income taxes of $5.6 million, or $.24 per share,

          taken during 1992).





          The company's return on average assets (ROA) for the fourth quarter increased to 1.11%, up from .94% for the fourth quarter of last year. For the year, ROA was .98%, up from .79% when not including last year's one-time accounting change, which was mentioned previously. Return on average stockholder's equity

          (ROE) increased to 23.14% for the quarter, up from 19.18% for the fourth quarter of 1992.  Similarily, ROE for the year was 21.23%,

          up from the pre-accounting change ROE of 15.78% for 1992.







          "These results are consistent with our expectations," said John

          C. Seramur, president and chief executive officer of First

          Financial. "We have worked to improve in a number of key areas.

          These improvements should help carry our earnings momentum into

          1994." Seramur attributes the improved performance to an

          increasing net interest margin, reductions in non-performing assets, increases in non-interest income and the 1993

          acquisitions.



          Net interest income for the quarter rose to $39.7 million, up from $32.6 million for the fourth quarter of last year. For the year, net interest income was $150.4 million, up from $115.0 million for 1992. Correspondingly, the company's net interest margin for the year rose to 3.41%, up from 3.35% for 1992.



          During 1993, the company realized significant increases in non-

          interest income. These increases are the result of contributions from 1993 acquisitions, repricing strategies implemented by the company in 1992-1993 and gains on sales of mortgage loans in the normal course of business. These gains are fueled by the

          increased demand for fixed-rate mortgages to purchase and

          refinance homes in today's low interest rate environment. In

          1993, First Financial originated a record $1.0 billion in

          mortgage loans.  The company also registered record production in other lending areas such as credit card, home equity, and

          consumer loans.







          Non-interest expenses continued to show improvement in the fourth quarter and year-end 1993. Non-interest expenses compared to average total assets in the fourth quarter declined to 2.18%,

          down from 2.33% for the fourth quarter of last year. For the year, the ratio was 2.29%, down from 2.46% for 1992. In addition,

          the company's efficiency ratio, which represents controllable non-interest expenses as a percentage of core income before expenses, improved to 51% for the three months ended December 31,

          1993, down from 53% for the same period last year. For the year,

          the efficiency ratio improved to 53%, down from 56% for 1992.



          The company continues to maintain excellent asset quality. Non-

          performing assets declined to $15.1 million, down substantially from $29.9 million at the end of 1992. As a percentage of total assets, non-performing assets were .32%, down from .76% at the end of last year. Meanwhile, allowances for loan losses, as a percentage of non-accrual loans, increased to 282%, up from 109%

          at this time last year.


          Stockholder's equity increased to $234.7 million, up from $194.1 million at the end of last year. Book value per share at year-end stood at $9.95, up from $8.34 at the end of last year.



          In October of 1993, First Financial announced its intention to purchase NorthLand Bank of Wisconsin, SSB, headquartered in

          Ashland, Wisconsin. The transaction is subject to regulatory approval and approval by NorthLand shareholders. It is expected







          to close during the first quarter of 1994. Upon closing,

          NorthLand's offices will become branches of First Financial Bank.



          First Financial Corporation is the holding company for First

          Financial Bank, FSB, Wisconsin's largest thrift, and First

          Financial-Port Savings Bank, FSB. The Corporation has $4.8

          billion in assets and operates 117 banking offices in Wisconsin and Illinois. The company's shares are quoted and traded on the

          NASDAQ National Market System under the symbol FFHC.



                                         ###

                              FIRST FINANCIAL CORPORATION
                                  FINANCIAL HIGHLIGHTS
                    (Dollars in thousands, except per share amounts)
                                      (Unaudited)

                                                   December 31    December 31,
                                                   1993 (1)(2)        1992
      FINANCIAL CONDITION
       Total assets                               $4,774,633       $3,908,286
       Investments                                   275,696          163,800
       Mortgage-related securities                 1,326,253        1,301,589
       Loans receivable                            2,922,504        2,210,717
       Cost in excess of fair value of
         net assets of acquired businesses             3,070            3,624
       Core deposit intangibles                       28,322           19,654

       Deposits                                    4,050,520        3,206,112
       FHL Bank advances and other borrowings        438,598          461,948

       Stockholders' equity                       $  234,685       $  194,095
       Stockholders' equity to total assets            4.92%            4.97%
       Tangible stockholders' equity              $  203,293       $  170,817

       Shares outstanding (3)                     23,586,827       23,266,414
       Book value per share (3)                   $     9.95       $     8.34
       Tangible book value per share (3)          $     8.62       $     7.34
       Market price per share                     $    16.75       $    11.75
       Net interest margin at end of period            3.41%            3.32%

       Number of branch offices                          117               94
       Number of employees                             1,657            1,453

      ASSET QUALITY DATA
      Non-performing assets
        Non-accrual loans:
         Residential mortgage                     $    5,144       $    5,974
         Commercial real estate mortgage                  --            6,478
         Manufactured housing                          1,063            1,295
         Consumer and other                            2,033            1,912
           Total non-accrual loans                     8,240           15,659
        Foreclosed real estate properties              6,653           13,736
        Other repossessed assets                         164              462
           Total non-performing assets            $   15,057       $   29,857

       Non-accrual loans to loans receivable            .28%             .71%
       Non-performing assets to total assets            .32%             .76%
       Summary of loan loss allowances:
        Credit cards                              $    6,502       $    4,034
        Residential mortgage                           5,877            3,301
        Manufactured housing                           4,668            4,325
        Commercial real estate mortgage                4,010            3,986
        Consumer and other                             2,209            1,421
          Total allowances                        $   23,266       $   17,067

        Allowances to loans receivable                  .80%             .77%
        Allowances as percent of non-
         accrual loans                               282.35%          108.99%

      REGULATORY CAPITAL RATIOS (FULLY PHASED-IN)
      First Financial Bank, FSB
        Tangible capital                               5.21%            4.70%



        Core capital                                   5.78             5.20
        Risk-based capital                            12.57            11.68

       First Financial-Port Savings Bank, FSB
        Tangible capital                               7.43%            8.67%
        Core capital                                   7.43             8.67
        Risk-based capital                            14.55            16.58

      See Notes to Financial Highlights

                             FIRST FINANCIAL CORPORATION

                                               Three Months Ended           Year Ended
                                                  December 31,             December 31,
                                              1993 (1)(2)    1992      1993 (1)(2)    1992
    RESULTS OF OPERATIONS
      Total interest income                  $   85,529   $   77,090  $  340,123    $  296,871
      Net interest income                    $   39,661   $   32,597  $  150,389    $  114,975

      Income before cumulative effect of
        a change in accounting principle     $   13,172   $    9,135  $   45,215    $   28,432
      Net income (4)                         $   13,172   $    9,135  $   45,215    $   34,032

      Earnings per share (3):
        Primary:
          Income before cumulative effect
            of accounting change             $     0.54   $     0.38  $     1.88    $     1.21
          Cumulative effect of accounting
            change (4)                               --           --          --           .24
          Net Income                         $     0.54   $     0.38  $     1.88    $     1.45

        Fully Diluted:
          Income before cumulative effect
            of accounting change             $     0.54   $     0.38  $     1.86    $     1.19
          Cumulative effect of accounting
            change (4)                               --           --          --           .24
          Net Income                         $     0.54   $     0.38  $     1.86    $     1.43

      Weighted average shares out-
       standing (3):
        Primary                              24,396,000   23,798,000  24,112,000    23,498,000
        Fully diluted                        24,396,000   24,022,000  24,369,000    23,860,000

      Dividends per share (3)                $      .10   $      .06  $      .35    $      .22

    OPERATING DATA
      Average assets                         $4,765,617   $3,880,174  $4,611,955    $3,613,635
      Average interest-earning assets        $4,571,838   $3,706,631  $4,414,890    $3,431,229
      Average interest-bearing liabilities   $4,486,368   $3,634,036  $4,342,065    $3,382,906
      Average stockholders' equity           $  227,688   $  190,495  $  212,933    $  180,197

      Return on average assets before
        accounting change (6)                     1.11%         .94%        .98%          .79%
      Return on average assets after
        accounting change (4)(6)                  1.11%         .94%        .98%          .94%

      Return on average stockholders'
        equity before accounting change (6)      23.14%       19.18%      21.23%        15.78%
      Return on average stockholders' equity
        after accounting change (4)(6)           23.14%       19.18%      21.23%        18.89%

      Net interest spread/margin (6):
        Yield on loans receivable                 8.55%        9.56%       8.80%         9.74%
        Yield on mortgage-related securities      5.83%        6.70%       6.10%         7.30%
        Yield on investments                      4.73%        4.78%       4.82%         4.83%
          Yield on interest-earning assets        7.49%        8.32%       7.70%         8.65%

        Cost of deposits                          3.95%        4.89%       4.28%         5.40%
        Cost of borrowings                        5.47%        4.66%       5.29%         4.98%



          Cost of funds                           4.06%        4.87%       4.37%         5.38%
        Net interest spread                       3.43%        3.45%       3.33%         3.27%
        Net interest margin                       3.50%        3.52%       3.41%         3.35%

    See Notes to Financial Highlights

                             FIRST FINANCIAL CORPORATION

                                               Three Months Ended           Year Ended
                                                  December 31,             December 31,
                                              1993 (1)(2)    1992      1993 (1)(2)    1992

    OPERATING DATA (Continued)

      Non-interest expenses to average
        total assets (6)                           2.18%        2.33%        2.29%       2.46%
      Efficiency ratio (controllable
        expenses as % of recurring income
        before expenses)                          50.63%       52.76%       53.16%      56.43%

      Loan originations, including refinan-
        ced loans repurchased from investors  $  519,679   $  308,751   $1,620,287  $1,132,901
      Loan originations, excluding re-finan-
        ced loans repurchased from investors  $  492,073   $  251,565   $1,396,268  $  838,424

      Loan loss allowance activity:
        Balance at beginning of period        $   23,277   $   17,363   $   17,067  $   16,706
        From acquired bank                            --           --        4,885          --
        Provision for loan losses                  2,395        3,546       10,219      13,851
        Loan charge-offs (net)                    (2,406)      (3,842)      (8,905)    (13,490)
        Balance at end of period              $   23,266   $   17,067   $   23,266  $   17,067


        Net charge-offs to average loans (6)        .33%         .69%         .32%        .64%
        Average loans receivable              $2,907,075   $2,214,777   $2,746,361  $2,097,801

    See Notes to Financial Highlights.

                              FIRST FINANCIAL CORPORATION
                             NOTES TO FINANCIAL HIGHLIGHTS
                        Quarter And Year Ended December 31, 1993




          (1) On August 20, 1993, the Corporation's major subsidiary, First Financial Bank, FSB ("First Financial"), completed the assumption of deposits (approximately $268.0 million) and the purchase of the branch facilities of the four Quincy, Illinois-area branches of Citizens Federal, a Federal Savings Bank ("Citizens") of Miami, Florida. The acquisition of Citizens' four Quincy, Illinois-area offices was accounted for as a purchase.

          (2) On January 4, 1993, First Financial acquired Westinghouse Federal Bank, FSB, d/b/a United Federal Bank ("United"), of Galesburg, Illinois for an aggregate cash purchase price of approximately
                $53.0 million from Westinghouse Financial Services, Inc. and Westinghouse Savings Corporation. The acquisition of United by First Financial has been accounted for as a purchase with United's nineteen branch offices now operating as branches of First Financial. Prior to purchase accounting and post-acquisition restructuring transactions, United had total assets, deposit liabilities and stockholder's equity of $820.5 million, $694.0 million and $54.0 million, respectively.

          (3) A 2-for-1 stock split, in the form of a 100% common stock dividend, was distributed on March 5, 1993. All numbers of shares and per share amounts have been adjusted to reflect this distribution.

          (4) A $5,600,000 credit, or $0.24 per share, was realized in the first quarter of 1992 reflecting the cumulative effect of a change in accounting principle as a result of the implementation of Statement of Financial Accounting Standards No. 109 (Accounting for Income Taxes).

          (5) Core earnings represent net income before the cumulative effect of a change in accounting principle as offset by the after-tax effect of significant non-recurring transactions (i.e., primarily net gains on sales of assets).

          (6)   Annualized data, as applicable.

                             FIRST FINANCIAL CORPORATION
                    CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                     (Unaudited)

                                        ASSETS

                                                         December 31,     December 31,
                                                             1993             1992
                                                                (In thousands)
            Cash                                         $   63,241       $   62,114
            Federal funds sold                               21,873           29,100
            Interest-earning deposits                        25,768           31,067
               Cash and cash equivalents                    110,882          122,281

            Assets available for sale:
               Investment securities                         84,487               --
               Mortgage-related securities                  178,310               --
               Loans receivable                              73,919           54,840
            Short-term securities                                --           10,187
            Investment securities                           143,568           93,446
            Mortgage-related securities                   1,147,943        1,301,589
            Loans receivable                              2,848,585        2,155,877
            Accrued interest on loans                        24,180           24,128
            Foreclosed properties and
               repossessed assets                             6,817           14,198
            Real estate held for investment or sale          16,810           17,101
            Office properties and equipment                  50,120           42,367
            Cost in excess of net assets of acquired
               businesses, less accumulated amortization      3,070            3,624
            Core deposit intangibles, less accumulated
               amortization                                  28,322           19,654
            Other assets                                     57,620           48,994

                                                         $4,774,633       $3,908,286



                              LIABILITIES AND STOCKHOLDERS' EQUITY

            Deposits                                     $4,050,520       $3,206,112
            Federal Home Loan Bank advances
               and other borrowings                         438,598          461,948
            Advance payments by borrowers for
               taxes and insurance                           13,805           11,521
            Other liabilities                                37,025           34,610
                  Total liabilities                       4,539,948        3,714,191

            Stockholders' equity:
               Serial preferred stock, $1 par value,
                 3,000,000 shares authorized; none
                 outstanding
               Common stock, $1 par value, 30,000,000
                 shares authorized; shares issued and
                 outstanding: 23,586,827-1993;
                 23,266,414-1992                             23,587           23,266

               Additional paid-in capital                    27,340           26,749
               Unrealized holding gain on securities
                available for sale                            2,701               --
               Retained earnings (substantially
                restricted)                                 181,057          144,080
                  Total stockholders' equity                234,685          194,095

                                                         $4,774,633       $3,908,286

                               FIRST FINANCIAL CORPORATION
                            CONSOLIDATED STATEMENTS OF INCOME
                                       (Unaudited)

                                                Three Months Ended          Year Ended
                                                   December 31,            December 31,
                                                 1993        1992        1993        1992
                                                 (In thousands, except per share amounts)
        Interest income:
          Mortgage loans                       $ 40,445    $ 34,100    $160,372    $131,206
          Mortgage-related securities            19,358      21,967      86,052      83,040
          Other loans                            21,704      18,852      81,272      73,148
          Investments                             4,022       2,171      12,427       9,477
            Total interest income                85,529      77,090     340,123     296,871
        Interest expense:
          Deposits                               41,412      40,510     169,741     174,042
          Borrowings                              4,456       3,983      19,993       7,854
            Total interest expense               45,868      44,493     189,734     181,896
            Net interest income                  39,661      32,597     150,389     114,975
        Provision for losses on loans             2,395       3,546      10,219      13,851
                                                 37,266      29,051     140,170     101,124
        Non-interest income:
          Loan fees and service charges           2,424       2,249       8,879       8,566
          Deposit account service fees            1,972       1,579       7,567       5,933
          Insurance commissions                   1,454       1,276       6,276       5,666
          Service fees on loans sold              1,004         866       5,233       4,395
          Gain on sale of mortgage loans          2,877       1,398       7,997       4,859
          Gain (loss) on disposition of
            other assets                           (432)         25        (225)        164
          Other income                              777         648       1,994       2,626
             Total non-interest income           10,076       8,041      37,721      32,209
             Operating income                    47,342      37,092     177,891     133,333
        Non-interest expense:
          Compensation, payroll taxes and
           benefits                              10,406       9,571      43,765      37,177
          Occupancy                               1,854       1,584       7,534       5,973
          Data processing                         1,846       1,691       7,462       6,622
          Federal deposit insurance premiums      2,261       1,798       7,341       6,968
          Amortization of intangible assets       1,612       1,125       6,427       3,713
          Loan expenses                           1,612       1,670       6,059       4,234
          Furniture and equipment                 1,360         986       5,256       3,902
          Telephone and postage                   1,214       1,209       5,068       4,668
          Marketing                                 836         280       3,801       2,572
          Net cost of operations of foreclosed
            properties                              445         791       3,501       4,772
          Other                                   2,557       1,899       9,590       8,110
            Total non-interest expense           26,003      22,604     105,804      88,711
        Income before income taxes and the
          cumulative effect of a change in
          accounting principle                   21,339      14,488      72,087      44,622
        Income taxes                              8,167       5,353      26,872      16,190
        Income before cumulative effect of
          a change in accounting principle       13,172       9,135      45,215      28,432
        Cumulative effect on prior years (to
          December 31, 1991) of changing to a
          new method of accounting for income
          taxes                                      --          --          --       5,600
        Net income                             $ 13,172    $  9,135    $ 45,215    $ 34,032

        Earnings per share:
          Primary:
            Income before cumulative effect
              of accounting change             $   0.54    $   0.38    $   1.88    $   1.21
            Cumulative effect of accounting
              change                                 --          --          --        0.24

            Net income                         $   0.54    $   0.38    $   1.88    $   1.45

      Fully Diluted:
            Income before cumulative effect
              of accounting change             $   0.54    $   0.38    $   1.86    $   1.19
            Cumulative effect of accounting
              change                                 --          --          --        0.24
            Net income                         $   0.54    $   0.38    $   1.86    $   1.43
        Dividends per share                    $   0.10    $   0.06    $   0.35    $   0.22
/TABLE

                               FIRST FINANCIAL CORPORATION
                     CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                       (Unaudited)

                                                                     Unrealized
                                         Common Stock                 Holding
                                             And                      Gain On
                                          Additional                 Securities         Total
                                           Paid-In     Retained       Available     Stockholders'
                                           Capital     Earnings       For Sale*        Equity
                                                           (In thousands)
        Balance, December 31, 1991          $49,389    $115,146                       $164,535

        Net income - 1992                                34,032                         34,032

        Cash dividends ($0.22 per share)                 (5,098)                        (5,098)

        Exercise of stock options               626                                        626

               BALANCE, DECEMBER 31, 1992    50,015     144,080                        194,095


        Net income - 1993                                45,215                         45,215

        Unrealized holding gain on
          securities classified as
          available for sale as of
          December 31, 1993                                           $   2,701          2,701

        Cash dividends ($0.35 per share)                 (8,238)                        (8,238)

        Exercise of stock options               912                                        912


               BALANCE, DECEMBER 31, 1993   $50,927    $181,057      $    2,701       $234,685



        *  Net of related tax effect